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                                                                   Exhibit 10.14

                              SETTLEMENT AGREEMENT
                                     BETWEEN
                                  RICHARD HEATH
                                       AND
                           TUPPERWARE / BEAUTICONTROL

                                January 14, 2003

Dick Heath:

  1. Retires and turns over operating responsibility immediately with respect to all positions. Contract retirement date effective January 14, 2003.

  2. External and internal announcement / communication that the retirement date will be following Celebration in August 2003.

  3. Assists in the development of all communications to all constituencies and communicates to those audiences over the next week.

  4. Allows name to be used for all promotional programs and communications, with his review and suggestions, and assists in these programs as requested by the BeautiControl team during this period until after Celebration.

  5. Will remain for the next 7 -10 days to address calls from the field and any questions that may arise from the announcement of his retirement and to encourage the sales force. Will work with David Halversen on transition during this period.

  6. Will assist David Halversen and the BeautiControl team as requested over the next several months through August 2003.

  7. Will attend the February Leadership Meeting in support of the announcement; attend Celebration in August and participate as requested by the BeautiControl leadership; attend all other events between now and the term of the agreement as mutually agreed.

  8. Agrees to non-compete and non-solicitation provisions relating to the direct selling industry party plan/demonstration programs in the sales of products being sold by BeautiControl as of October 31, 2005. Also agrees to non-disparagement, non-interference and relates to all claims provisions.

Tupperware / BeautiControl:

Agreement period is defined as signing date to October 31, 2005

  1. Compensates Dick Heath at current base salary plus cost of living adjustments through October 31, 2005. Provided that Dick Heath has not materially violated his agreement to non-compete and non-solicitation provisions relating to the direct selling industry party plan/demonstration programs in the sales of products being sold by BeautiControl as of October 31, 2005, Tupperware, will on a monthly basis for consulting, agree to pay a total of $500,000 to Dick Heath as a special payment over the following two years from November 1, 2005 to October

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      31, 2007 in consideration of continuation of non-compete,
      non-solicitation, non-disparagement and non-interference provisions from Dick Heath.

  2.  Pays 2002 AIP Bonus.

  3. Provides medical benefits through the period of the agreement through October 2005.

  4. Maintains dues at current club for Dick through period of agreement. Acknowledges that Dick Heath is the owner of the memberships.

  5. Maintains lease payments, maintenance and insurance to the end of agreement period, or end of lease contract, whichever comes first.

  6.  Provides financial planning at current level through agreement period.

  7. The Dallas Mavericks tickets are assigned to Dick Heath for the remainder of the current season. Assigns rights to Dick Heath to personally purchase the Dallas Maverick tickets for the future.

  8. Dick Heath to sell all Tupperware stock from the merger transaction which is owned by Dick and Jinger. Immediately upon the completion of the stock sales, Tupperware to pay the difference between the purchase price and the selling price. Heaths may sell the shares in the following period:
      Starting one day after the Tupperware January 2003 Earnings Release, the Heaths will have 13 business days to dispose of the above mentioned stock.

  9. Dick Heath may exercise any stock options which are currently vested. All stock options owned may be exercised when they vest. The exercise expiration date of all options will be six years from the date of retirement as spelled in the agreement. This requires the maintenance of the non-compete and non-solicitation agreements.

  10. Maintains the existing office at BeautiControl for Dick Heath until after the August 2003 Celebration. Through that period, will provide secretarial assistance on an as needed basis in coordination with David Halversen.

General:

This agreement is meant to be legally binding and will be part of a document which contains other customary terms consistent with this agreement. If for any reason, such other document is never executed, it will not affect the enforceability of this agreement.

/s/ Richard W. Heath
----------------------
Richard W. Heath

BeautiControl, Inc.                  Tupperware Corporation

By:  /s/ David T. Halversen          By:  /s/ David T. Halversen
     ----------------------               ---------------------

Title:  Executive Officer and        Title: Senior Vice President
        ---------------------               ---------------------
        Sr. Vice President
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